Exhibit 10.1

EXTENSION OF LEASE

This Extension of Lease, dated as of July 16, 2013, is by and between Norwell Land Company ("Landlord"), One Stamford Forum, Stamford, Connecticut, and Discovery Laboratories, Inc., successor-in-interest to Laureate Pharma, Inc. ("Tenant"), 700 Union Boulevard, Totowa, New Jersey;

WHEREAS, Landlord and Tenant have entered into that certain lease dated as of December 3, 2004, covering certain space located at 700 Union Boulevard, Totowa, New Jersey (the "Lease"); and

WHEREAS, the parties desire to amend the Lease, as hereinafter provided;

NOW, THEREFORE, it is hereby agreed as follows:

1.  The term of the Lease is hereby extended to and including June 30, 2015.

2.  Section 4.1 of the Lease is hereby amended to provide that during the period December 4, 2014 (“Effective Date of Renewal”) through June 30, 2015 (the “Extended Term”) the annual Base Rent shall be $525,000 and that the monthly installments thereof shall be in the amount of $43,750.

3.  On the Effective Date of Renewal, Tenant shall pay to Landlord the sum of $306,250 as payment in full of Base Rent during the Extended Term.

4.  On the Effective Date of Renewal, Tenant shall pay to Landlord a sum intended to fulfill Tenant’s obligations regarding Tenant’s Tax Payment and Tenant’s Expense Payment for the Extended Term (the “Estimated Expense Payment”).  The Estimated Expense Payment shall be equal to the total of the Tenant’s Tax Payment and Tenant’s Expense Payment for the period from May 1, 2014 through November 30, 2014.  If, at the end of the Term, the Estimated Expense Payment made was in excess of the Actual Expenses, Landlord shall, within sixty (60) days of the end of the Term, reimburse Tenant for the amount of such over-payment.  In the event that the Estimated Expense Payment was less than the Actual Expenses, Tenant shall, within sixty (60) days of the end of the Term, reimburse Landlord for such additional amount.

5.  Except as amended hereby, the Lease shall remain unmodified and in full force and effect.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms as set forth in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Extension of Lease as of the date first above written.

NORWELL LAND COMPANY		DISCOVERY LABORATORIES, INC.

By:	Its Managing General Partner, Connecticut Avenue Realty Co., Inc.

By:	/s/ Diana Lenkowsky	By:	/s/ John Cooper
Name:	Diana Lenkowsky	Name:	John Cooper
Title:	Vice President	Title:	President and Chief Executive Officer